Exhibit 10.31
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 1, 2010, and effective as of the Effective Date (defined below), is made and given by UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware (the “Grantor”), to U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Secured Party”).
RECITALS
     A. The Grantor and the Secured Party have entered into a Amended and Restated Credit Agreement dated as of November 1, 2010 (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Secured Party has agreed to extend to the Grantor certain credit accommodations consisting of a revolving credit and a term loan to finance in part the Acquisition (Enson) (as defined in the Credit Agreement).
     B. It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Grantor.
     C. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Party.
     NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and to extend credit accommodations to the Grantor thereunder, the Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:
     Section 1. Defined Terms.
     1(a) As used in this Agreement, the following terms shall have the meanings indicated:
     “Account” means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables.
     “Account Debtor” means a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

     “Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.
     “Collateral” means all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.
     “Deposit Account” means any demand, time, savings, passbook or similar account maintained with a bank.
     “Document” means a document of title or a warehouse receipt.
     “Effective Date” means November 8, 2010, unless the Grantor satisfies all of the conditions set forth in Article III of the Credit Agreement on or before November 8, 2010, in which case this Agreement shall never take effect and shall be null and void.
     “Equipment” means all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.
     “Event of Default” has the meaning given to such term in Section 18.
     “Financing Statement” has the meaning given to such term in Section 4.
     “Fixtures” means goods that have become so related to particular real property that an interest in them arises under real property law.
     “General Intangibles” means any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights, and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.
     “Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type that is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

     “Inventory” means goods, other than farm products, that are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same is located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and that has been returned to the Grantor or repossessed by the Grantor or stopped in transit.
     “Investment Property” means a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.
     “Letter of Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.
     “Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.
     “Obligations” means (a) all indebtedness, liabilities and obligations of the Grantor to the Secured Party of every kind, nature or description under the Credit Agreement, including the Grantor’s obligation on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Grantor under this Agreement, and (c) any and all other liabilities and obligations of the Grantor to the Secured Party of every kind, nature and description, whether direct or indirect or hereafter acquired by the Secured Party from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.
     “Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Security Interest” has the meaning given such term in Section 2.
     1(b) All other terms used in this Agreement that are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of California

     1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, references to the singular include the plural, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” and “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision. References to Sections are references to Sections in this Agreement unless otherwise provided.
     Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:
     2(a) All Accounts.
     2(b) All Chattel Paper.
     2(c) All Deposit Accounts.
     2(d) All Documents.
     2(e) All Equipment.
     2(f) All Fixtures.
     2(g) All General Intangibles.
     2(h) All Instruments.
     2(i) All Inventory.
     2(j) All Investment Property.
     2(k) All Letter of Credit Rights.
     2(l) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

     Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and shall maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Liens permitted by the Credit Agreement. The Grantor shall not license any Collateral. The Grantor shall defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) to perfect Liens permitted by the Credit Agreement.
     Section 5. Disposition of Collateral. The Grantor shall not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for sales of items of Inventory in the ordinary course of business and dispositions of Equipment that are immediately replaced with comparable replacement equipment.
     Section 6. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The jurisdiction of organization of the Grantor is the state of Delaware, and the organizational number of the Grantor is set forth on the signature page of this Agreement. The Grantor shall from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of Grantor are located at its address set forth on the signature page hereof. The Grantor shall not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral. The Grantor shall not change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days’ prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

     Section 7. Rights to Payment. Except as the Grantor otherwise advises the Secured Party in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay or perform such obligation. Without the Secured Party’s prior written consent, the Grantor shall not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business and in amounts not exceeding $10,000 per Account Debtor or other obligor in any calendar year. The Grantor shall perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.
     Section 8. Further Assurances; Attorney-in-Fact.
     8(a) From time to time, at its expense, the Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor shall, promptly and from time to time at the request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral that the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party (iv) and deliver and pledge to the Secured Party, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Secured Party; (v) obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.
     8(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.
     8(c) The Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.
     8(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.
     Section 9. Taxes and Claims. The Grantor shall promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.
     Section 10. Books and Records. The Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.
     Section 11. Inspection, Reports, Verifications. The Grantor shall at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located. The Grantor shall from time to time when requested by the Secured Party furnish to the Secured Party a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. The Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.
     Section 12. Notice of Loss. The Grantor shall promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

     Section 13. Insurance. The Grantor shall keep the Inventory and Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible not exceeding $10,000 and with an insurance company or companies satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days’ prior written notice is given to the Secured Party.
     Section 14. Lawful Use; Fair Labor Standards Act. The Grantor shall use and keep the Collateral, and shall require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.
     Section 15. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions that the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations.
     Section 16. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

     Section 17. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping that the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.
     Section 18. Default. Each of the following occurrences shall constitute an “Event of Default” under this Agreement: (a) the Grantor fails to observe or perform any covenant or agreement applicable to the Grantor under this Agreement; (b) any representation or warranty made by the Grantor in this Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, reports, or certificates heretofore or at any time hereafter submitted by or on behalf of the Grantor to the Secured Party proves to have been false or materially misleading when made; or (c) any “Event of Default” occurs under the Credit Agreement.
     Section 19. Remedies on Default. Upon an Event of Default and at any time thereafter:
     19(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of California
     19(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor. The Secured Party may require the Grantor to, and the Grantor shall, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.
     19(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.
     19(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.
     19(e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 24 at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.
     Section 20. Remedies as to Certain Rights to Payment. Upon the occurrence of an Event of Default and at any time thereafter the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Grantor shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in the Secured Party’s name or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Party for application on the Obligations.
     Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 24).
     Section 22. Costs and Expenses; Indemnity. The Grantor shall pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses paid or incurred by the Secured Party, including in each case all filing and recording costs and fees, taxes, charges and disbursements of outside counsel to the Secured Party (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Secured Party in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations. The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations. The obligations of the Grantor under this Section shall survive any termination of this Agreement.
     Section 23. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets that would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.
     Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party specifies to the other party hereto in writing. All periods of notice shall be measured from the date of delivery if manually delivered, from the date of sending if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.
     Section 25. Grantor Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and the Secured Party.
     Section 26. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Grantor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Security Agreement to such Persons.
     Section 27. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Grantor, the Security Interest shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as have not been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor reasonably requests to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.
     Section 28. Governing Law and Construction. THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective and valid under such applicable law, but if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto is held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument, or transaction contemplated hereby or relating hereto.

     Section 29. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL OR STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA OR LOS ANGELES COUNTY, CALIFORNIA, AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
     Section 30. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.
     Section 31. Waiver of Jury Trial. EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 32. Judicial Reference Agreement.
     32(a) Any and all disputes, claims, and controversies arising out of this Agreement or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by the Grantor against the Secured Party related in any way to the Security Interest or the Obligations) (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Section 32.
     32(b) Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least 10 years’ experience practicing commercial law. Neither the Grantor nor the Secured Party shall seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of the other party. If the Secured Party and the Grantor are unable to agree upon a referee within 10 calendar days after one party serves a written notice of intent for judicial reference upon the other party, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).
     32(c) The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.
     32(d) Nothing in this Section 32 shall be deemed to apply to or limit the right of the Secured Party (i) to exercise self-help remedies such as (but not limited to) setoff, (ii) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (iii) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order, or the appointment of a receiver), or (iv) to pursue rights against any party in a third-party proceeding in any action brought against the Secured Party (including actions in bankruptcy court). The Secured Party may exercise the rights set forth in the foregoing clauses (i) through (iv), inclusive, before, during, or after the pendency of any judicial reference proceeding. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any party, including, but not limited to, the claimant in any such action, to require submission to judicial reference of the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.
     32(e) If a Dispute includes multiple claims, some of which are found not subject to this Section 32, the Parties shall stay the proceedings of such Dispute or the part or parts thereof not subject to this Section 32 until all other Disputes or parts thereof are resolved in accordance with this Section 32. If there are Disputes by or against multiple parties, some of which are not subject to this Section 32, the Grantor and the Secured Party shall sever the Disputes subject to this Section 32 and resolve them in accordance with this Section 32. During the pendency of any Dispute that is submitted to judicial reference in accordance with this Agreement, each of the parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Section 32. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee, a reimbursement of fees and costs paid during the pendency of a dispute in accordance with this Section 32(d), and other reasonable costs and disbursements charged to the party by its counsel, in such amount as the Referee determines.
     32(f) In the event of any challenge to the legality or enforceability of this Section 32, the prevailing party shall be entitled to recover the costs and expenses from the non-prevailing party, including reasonable attorneys’ fees, incurred by it in connection with such challenge.
     32(g) THIS SECTION 32 CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN THE BORROWER AND THE BANK WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.
     Section 33. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     Section 34. General. All representations and warranties in this Agreement or in any other agreement between the Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.
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     IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNIVERSAL ELECTRONICS INC.
By
Title

Address for Grantor:
6101 Gateway Drive
Cypress, CA 90630
Fax (714) 820-1151
Grantor’s Tax ID # 2108379
Address for the Secured Party:
U.S. Bank National Association
4100 Newport Place, Suite 900
Newport Beach, California 92660
Fax (949) 863-2335
Signature Page to Security Agreement